UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2010

HERITAGE FINANCIAL GROUP
(Exact name of Registrant as specified in its charter)

United States (State or Other Jurisdiction of Incorporation)	000-51305 (Commission File Number)	45-0479535 (I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
(Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Financial information about the Registrant was included in presentation material utilized by Heritage Financial Group, Inc., the proposed new holding company for HeritageBank of the South, in its stock is offering up to 8,280,000 shares of common stock for sale at $10.00 per share in connection with the second-step conversion of Heritage MHC, the Registrant and HeritageBank of the South from the mutual holding company to the stock holding company form of organization.  This information is included in Item 7.01 below.

ITEM 7.01.                      REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 to this report is a PowerPoint presentation containing material about the Registrant utilized by Heritage Financial Group, Inc., the proposed new holding company for HeritageBank of the South, in its stock is offering up to 8,280,000 shares of common stock for sale at $10.00 per share in connection with the second-step conversion of Heritage MHC, the Registrant and HeritageBank of the South from the mutual holding company to the stock holding company form of organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date: November 16, 2010	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	PowerPoint presentation used in connection with the second-step conversion of Heritage MHC.